                                                                   EXHIBIT 4.1.7

                              EIGHTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of the 17th day of June, 1994, among CONTINENTAL MEDICAL SYSTEMS, INC., a Delaware corporation ("Borrower"), the Lenders party to the Credit Agreement described below, NATIONSBANK OF TENNESSEE, N.A., a national banking association, successor by assignment to Maryland National Bank, as Co-Agent, and CITIBANK, N.A., a national banking association, as Agent (the "Agent").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Borrower, Lenders, and Agent entered into an Amended and Restated Credit Agreement dated as of August 28, 1991, as amended as of December 31, 1991, March 31, 1992, July 8, 1992, September 23, 1992, February 26, 1993,
March 26, 1993 and December 10, 1993 (the "Credit Agreement");

     WHEREAS, the Borrower has requested an increase in the Letter of Credit Commitment to $45,000,000 and other amendments to the Credit Agreement; and

     WHEREAS, the Agent and the Lenders executing this Eighth Amendment have agreed to make such amendments upon the terms and conditions set forth below;

     NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Lenders executing this Eighth Amendment and the Agent agree as follows:

     Section 1.  Definitions.  Unless otherwise defined herein, terms are used
                 -----------
herein as defined in the Credit Agreement.

     Section 2.  Amendment of Section 1.01.  Section 1.01 of the Credit
                 -------------------------
Agreement is hereby amended by (a) deleting the definition of "Letter of Credit Commitment" and inserting in place thereof the following: "Letter of Credit
                                                            ----------------
Commitment" means $45,000,000." and (b) adding the following new definitions of
- - ----------
"Asset Sale," "EBDIT," "Fair Market Value" and "Net Cash Proceeds" (in appropriate alphabetical order):

          "Asset Sale" means any sale or other disposition (including, without
           ----------
     limitation, by way of merger, consolidation or sale of stock), directly or indirectly, in one or a series of related transactions, of (a) any hospital, facility, business, division or entity; or (b) any other properties or assets sold or disposed of other than in the ordinary course of business; provided that the term "Asset Sale" shall not include (i) any transfer of properties or assets of the Borrower to any Subsidiary of the Borrower, or of any Subsidiary to the Borrower or any other Subsidiary of the Borrower, in accordance with the terms of this Agreement or (ii) any sale or other disposition of an equity interest in any Subsidiary of the Borrower (whether in one or a series of related transactions) that immediately thereafter continues to be a Subsidiary of the Borrower.

          "EBDIT" means, for any Person and its Subsidiaries determined on a
           -----
     consolidated basis, the sum of pre-Tax income (before deduction of minority interests in businesses or entities that are included on the consolidated financial statements of such Person and its Subsidiaries), plus
                                                                ----
     depreciation, amortization, and interest expense, all determined in accordance with GAAP, minus income attributable to minority interests in
                           -----
     businesses or entities that are not included on the consolidated financial statements of such Person and its Subsidiaries (except to the extent of distributions in cash in respect thereof actually received), minus
                                                                  -----
     Dividends paid in cash pursuant to Section 6.08 hereof to the extent not otherwise deducted in the calculation of income, and adjusted (a) to exclude:

               (i) any extraordinary or non-recurring non-cash items deducted from or included in the calculation of pre-Tax income;

              (ii) any gains or losses on the sale or other disposition of assets or equity interests other than the sale or disposition of assets in the ordinary course of business;

             (iii) (A) the income for the period prior to and including the date of sale or disposition that is attributable to a business or entity that is included on the consolidated financial statements of such Person and its Subsidiaries in which equity interests have been sold or disposed of if after such sale or disposition the business or entity ceases to be included on the consolidated financial statements of such Person and its Subsidiaries (provided that, in any case in which such Person or any of its Subsidiaries retains equity interests in such business or entity, there shall be no exclusion of the income which was paid in cash Dividends with respect to the equity interests so retained), and (B) the income for the period prior to and including the date of sale or disposition that was paid in cash Dividends with respect to minority interests which have been sold or disposed of by such Person and any of its Subsidiaries; and

              (iv) the income statement effect attributable to any consolidated Person (or any business or entity included therein) or other Person of which substantially all assets have been sold;

     and (b) to include:

               (i) in the case of any acquisition of any business or entity that becomes or is included on the consolidated financial statements of such Person and its Subsidiaries in accordance with Section 6.06(b) or
          (c) hereof, the sum of pre-Tax income (before deduction of minority interests), plus depreciation, amortization and interest expense of
                      ----
          such business or entity, during the period, if any, that such business or entity was not included in the consolidated financial statements of such Person and its Subsidiaries, all determined in accordance with GAAP and adjusted to exclude any extraordinary or non-recurring non-cash items deducted from or included in the calculation of pre-Tax income during such period; and

             (ii) in the case of any acquisition by such Person or any of its Subsidiaries of a minority interest, the amount of Dividends paid in cash with respect to such interest during the applicable period prior to such acquisition.

          "Fair Market Value" means, with respect to any asset or equity
           -----------------
     interest, the sale or lease value, as the case may be, that would be obtained in an arm's-length transaction between an informed and willing seller or lessor under no compulsion to sell or lease and an informed and willing buyer or lessee.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the
           -----------------
     proceeds thereof in the form of cash or cash equivalents (within the meaning of GAAP), including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Borrower or any of its Subsidiaries), net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire (i) Debt that is secured by the assets or properties the subject of such Asset Sale or (ii) Debt of the Subsidiary holding such assets or properties relating exclusively to such assets or properties (but only to the extent that the amount of such Debt exceeds the amount of receivables and other current assets retained by such Subsidiary after such Asset Sale), (d) amounts required to be paid to any Person (other than the Borrower or any of its Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale or in the Subsidiary holding such assets and (e) appropriate amounts to be provided by the Borrower or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in a certificate of an officer of the Borrower delivered to the Agent.

     Section 3.     Amendment of Section 2.03.  Section 2.03 of the Credit
                    -------------------------
Agreement is hereby amended by adding a new subsection (h) to read as follows:

          (h) The Borrower agrees to pay to the Agent, for the account of each Lender who executes the Eighth Amendment to this Agreement, an amendment fee, payable on the effective date of the Eighth Amendment to this Agreement (or, if later, the date of such Lender's execution thereof), equal to 0.0833% times the amount of such Lender's Specified Percentage of the Commitment.

     Section 4.     Amendment of Section 2.06.  Section 2.06 of the Credit
                    -------------------------
Agreement is hereby amended by redesignating subsection (c) thereof as subsection (d) and inserting a new subsection (c) to read as follows:

          (c) In the event of an Asset Sale by the Borrower or any of its Subsidiaries on or after the Conversion Date, the Borrower shall prepay the principal amount of the Advances then outstanding in an amount equal to 75% of the Net Cash Proceeds from such Asset Sale not later than ten days after the receipt of such consideration by the Borrower or such Subsidiary. If no Advances are then outstanding, the Borrower shall deposit with the Agent, as security for its reimbursement obligations with respect to the Letters of Credit then outstanding, cash or Cash Equivalents in an amount equal to the lesser of 75% of such Net Cash Proceeds or the aggregate Stated Amount of such Letters of Credit.

     Section 5.     Amendment of Section 6.05.  Section 6.05 of the Credit
                    -------------------------
Agreement is hereby amended by (a) redesignating clause (iv) of subsection (a) thereof as clause (v) and inserting a new clause (iv) after clause (iii) to read: "(iv) any lease or sublease of a portion of any facility, at no less than the Fair Market Value thereof, intended to reduce excess capacity or improve operating results at such facility"; and (b) deleting subsection (c) thereof in its entirety and inserting in place thereof the following new subsection (c):

          (c) The Borrower may dispose of all or substantially all assets of, or all or substantially all or a portion of the equity interests (directly or by dilution of equity interests through the issuance of additional equity by the applicable Subsidiary) in, any of its Subsidiaries or any other Person (other than The Kelton Corporation); provided, however, that:

               (i) no Default or Event of Default shall exist immediately prior thereto or would result therefrom (after giving pro forma effect thereto as if such disposition had occurred at the end of the fiscal quarter then most recently ended for the purposes of Section 6.01 hereof);

              (ii) in the case of a disposition of an equity interest in any Person that immediately thereafter ceases to be a Subsidiary of the Borrower, at the time of the disposition: (A) the amount of the equity interest retained by the Borrower could be acquired in compliance with Section 6.06(b)(i) and (vii) hereof (and for the purposes of such Section such interest shall be deemed to be then acquired at the then book value thereof); (B) any loan to or guarantee for such Person made by the Borrower or any of its Subsidiaries is repaid (or, in the case of a guarantee, satisfied) or, if such loan or guarantee will continue to be outstanding immediately after such disposition, it could be incurred in compliance with Section 6.10(iv) hereof (and for the purposes of such Section such loan or guarantee shall be deemed to be then made); and (C) any Debt of any other Subsidiary of the Borrower to such Person that will continue to be outstanding immediately after such disposition could be incurred in compliance with Section 6.02(j) hereof (and for the purposes of such Section such Debt shall be deemed to be then incurred); and

            (iii) in case of a disposition pursuant to clause (a)(iv) above or this clause (c) made on or after the date that the aggregate net book value of all of the assets and equity interests disposed of pursuant to such clauses after August 17, 1992 exceeds (or after giving effect thereto would exceed) 5% of the consolidated total assets (as determined in accordance with GAAP) of the Borrower and its Subsidiaries as of the Quarterly Date immediately prior to such disposition, (A) the Borrower or the Subsidiary making such disposition shall receive consideration at the time of such disposition at least equal to the Fair Market Value of the assets or equity interests disposed of and (B) if such disposition is on or after the Conversion Date, at least 75% of the proceeds of such disposition when received shall consist of cash or cash equivalents (within the meaning of GAAP).

     Section 6.     Amendment of Section 6.20.  Section 6.20 of the Credit
                    -------------------------
Agreement is hereby amended by adding a new subsection (c) to read as follows:

          (c) Without the prior written consent of the Majority Lenders, neither the Borrower nor any of its Subsidiaries shall purchase or acquire any Subordinate Debt prior to its maturity or make an offer to any holder of Subordinate Debt to purchase or acquire any Subordinate Debt prior to its maturity, except that from time to time the Borrower may purchase (and make offers to purchase) the Debt outstanding under the Subordinate Debt Indentures upon the following conditions:

               (i) the amount of cash spent by the Borrower to purchase such Debt (excluding any accrued interest thereon) shall not exceed the following: (A) during the period from the effective date of the Eighth Amendment to this Agreement through September 30, 1994, the sum of(1) $50,000,000, plus (2) the Net Cash
                             ----

          Proceeds from Asset Sales received by the Borrower during such period, and (B) during any subsequent fiscal quarter, the sum of (1) $25,000,000, plus (2) the Net Cash Proceeds from Asset Sales received
                       ----
          by the Borrower during such fiscal quarter;

             (ii) the aggregate amount of cash spent by the Borrower to make all purchases of such Debt (excluding accrued interest thereon) shall in no event exceed $100,000,000;

            (iii) no purchases of such Debt may be made during any fiscal quarter unless:

                    (A) the ratio of (1) the sum of (x) Total Senior Debt
               outstanding at the date of such purchase and immediately after giving effect thereto, plus (y) the aggregate Stated Amount of
                                      ----
               all letters of credit then outstanding issued for the account of the Borrower or any of its Subsidiaries (including, without limitation, the Letters of Credit) to (2) the difference of (x) EBDIT of the Borrower and its Subsidiaries, minus (y) Dividends
                                                           -----
               paid in cash to minority interests, for the four fiscal quarters most recently ended prior to the date of such purchase shall be less than 0.75 to 1.00; and

                    (B) (1) the product of EBDIT of the Borrower and its
               Subsidiaries for the two fiscal quarters most recently ended prior to such purchase times 2.00 shall be not less than (2)
                                      -----
               $100,000,000 minus an amount equal to 75% of such EBDIT
                            -----
               attributable to any hospital, facility, business, division or entity that has been sold or otherwise disposed of (including, without limitation, by way of merger, consolidation or sale of stock) during such two fiscal quarters;

             (iv) no Default or Event of Default shall then exist or would result from such purchase

          (after giving pro forma effect thereto as if such purchase had occurred at the end of the fiscal quarter then most recently ended for the purposes of Section 6.01 hereof); and

               (v) such purchase is effected prior to the Conversion Date or, if effected on or after the Conversion Date, all of the Advances shall have been repaid in full and the Borrower shall have deposited with the Agent, as security for its reimbursement obligations with respect to Letters of Credit then outstanding, cash or Cash Equivalents in an amount equal to the aggregate Stated Amount thereof.

     Section 7.     Amendment of Section 7.01.  Section 7.01 of the Credit
                    -------------------------
Agreement is hereby amended by (a) deleting the word "or" before the number "6.11" appearing in subsection (c) thereof and adding after such number the phrase ", or 6.20(c)"; and (b) by eliminating the phrase "purchase, acquire" in clauses (iii) and (iv) of subsection (p) thereof and inserting in place thereof the phrase "purchase or acquire (except as permitted by Section 6.20(c) hereof)."

     Section 8.     Effectiveness of Eighth Amendment; Conditions to Amendments.
                    -----------------------------------------------------------

          (a) This Eighth Amendment shall be effective pursuant to Section 9.01 of the Credit Agreement upon the execution of this Eighth Amendment by the Agent and the Majority Lenders.

          (b) The amendments effected by Sections 2 through 7 of this Eighth Amendment shall not become effective until the following shall be satisfied, in a manner acceptable to the Agent:

               (i) All of the Subsidiary Guarantors and Borrowing Subsidiaries shall have executed and delivered the Consent and Agreement attached to this Eighth Amendment.

             (ii) The Agent shall have received an opinion of counsel to the Borrower, in form and substance satisfactory to the Agent, (A) that this Eighth Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting enforcement of creditors' rights generally), and (B) as to such other matters as the Agent deems appropriate.

            (iii) The Agent shall have received certificates from the Secretaries of State and other appropriate officials of the States of Delaware and Pennsylvania, to the effect that the Borrower is in good standing and duly organized.

             (iv) The Borrower shall have paid the fees required by Section 2.03(h) of the Credit Agreement, as amended hereby, to be paid upon the effectiveness of this Eighth Amendment.

               (v) The Agent shall have received such other documents, instruments, and certificates as it shall deem necessary or appropriate in connection with this Eighth Amendment and the transactions contemplated hereby.

          (c) In addition to the conditions set forth in subsection (b) above, the amendment effected by Sections 2(a) and 5 of this Eighth Amendment shall not be effective until this Eighth Amendment shall have been executed by all of the Lenders.

     Section 9.     Representations and Warranties.  The Borrower represents and
                    ------------------------------
warrants that this Eighth Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the Borrower's legal, valid, and binding obligation, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar laws or principles of equity affecting the enforcement of creditors' rights generally). The Borrower further represents and warrants that
(a) there exists no Default or Event of Default under the Credit Agreement on the date hereof (before and after giving effect to the transactions contemplated hereby), (b) the representations and warranties set forth in Article V of the Credit Agreement are true and correct on the date hereof (before and after giving effect to the transactions contemplated hereby), and (c) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and other Loan Papers by the date hereof.

     Section 10.    Entire Agreement; Ratification.  This Eighth Amendment
                    ------------------------------
embodies the entire agreement of the parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of any parties. This Eighth Amendment supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as modified or supplemented in connection herewith, the Credit Agreement and all other Loan Papers shall continue in full force and effect.

     SECTION 11.    GOVERNING LAW.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY
                    -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA.

     Section 12.    Counterparts.  This Eighth Amendment may be executed in any
                    ------------
number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

     IN WITNESS WHEREOF, this Eighth Amendment to Amended and Restated Credit Agreement is executed as of the date first set forth above.

BORROWER:                CONTINENTAL MEDICAL SYSTEMS, INC.



                         By: /s/ Dennis L. Lehman
                             -------------------------------
                              Dennis L. Lehman,
                              Senior Vice President


AGENT:                   CITIBANK, N.A., as Agent



                         By: /s/ Barbara A. Cohen
                             -------------------------------
                              Title Vice President



LENDERS:                 CITIBANK, N.A., individually



                         By:  /s/ Barbara A. Cohen
                              ---------------------------------
                              Title Vice President

                         NATIONSBANK OF TENNESSEE, N.A.
                         (formerly known as Sovran Bank/Tennessee)


                         By:  /s/  Patrick J. Neal
                              ------------------------------------
                              Title Assistant Vice President



                         MELLON BANK


                         By:  /s/ Amy L. Evans
                              -------------------------------------
                              Title Assistant Vice President



                         PNC BANK, NATIONAL ASSOCIATION
                         (formerly known as Pittsburgh National
                              Bank)


                         By:  /s/ Frank A. Taucher
                              -------------------------------------
                              Title Vice President



                         THE BANK OF CALIFORNIA, N.A.


                         By:  /s/ Lynn Vine
                              ------------------------------------
                              Title Vice President



                         THE CHASE MANHATTAN BANK, N.A.



                         By:  /s/  Dawn Lee Lum
                              ------------------------------------
                              Title Vice President


                         CORESTATES BANK, N.A.



                         By:  /s/ Paul Hogan
                              ------------------------------------
                              Title Assistant Vice President

                             CONSENT AND AGREEMENT


     The undersigned, being all of the Subsidiary Guarantors and Borrowing Subsidiaries (each as defined in the Credit Agreement), hereby consent and agree to the foregoing Eighth Amendment to the Credit Agreement and hereby confirm their respective guarantees and grants of security interests and other obligations under the Loan Papers (as defined in the Credit Agreement), which shall remain in full force and effect and be applicable to the Credit Agreement and the Loan Papers, as amended by the foregoing Eighth Amendment, including without limitation the increase in the amount of the Letter of Credit Commitment (as defined in the Credit Agreement) effected by the foregoing Eighth Amendment.

          ADVANCED CARE MEDICINE, INC.
          APCO MEDICAL LABORATORIES, INC.
          BATON ROUGE REHAB, INC.
          BRAINTREE REHABILITATION VENTURES, INC.
          CAPITAL REHABILITATION HOSPITAL, INC.
               (formerly New London Rehabilitation Hospital, Inc.) CENTRAL ARIZONA REHABILITATION HOSPITAL, INC.
          CENTRAL ARKANSAS OUTPATIENT CENTERS, INC.
          CHICO REHABILITATION HOSPITAL, INC.
          CLEAR LAKE REHABILITATION HOSPITAL, INC.
          CMS ALEXANDRIA REHABILITATION, INC.
          CMS BATON ROUGE REHABILITATION, INC.
          CMS BEAUMONT REHABILITATION, INC.
          CMS CONTRA COSTA CLINIC, INC.
               (formerly Unit Management Group, Inc.,
                formerly Northeast Wisconsin Rehabilitation
                Hospital, Inc.)
          CMS DENVER REHABILITATION, INC.
          CMS DEVELOPMENT AND MANAGEMENT COMPANY, INC.
          CMS ELIZABETHTOWN, INC.
          CMS FAYETTEVILLE REHABILITATION, INC.
          CMS FORT WORTH REHABILITATION, INC.
          CMS FRESNO REHABILITATION, INC.
          CMS HOUSTON REHABILITATION, INC.
          CMS KANSAS CITY REHABILITATION, INC.
          CMS OF OHIO, INC.
          CMS OUTPATIENT CENTERS OF NORTH TEXAS, INC.
          CMS OUTPATIENT CENTERS OF SOUTH TEXAS, INC.
          CMS PENNSYLVANIA, INC.
               (formerly CMS Pennsylvania Rehabilitation, Inc.)
          CMS REHABILITATION CENTER OF HIALEAH, INC.
          CMS RUSTON REHABILITATION, INC.
          CMS SAN DIEGO REHAB, INC.
          CMS SHERWOOD REHABILITATION, INC.
          CMS SOUTH MIAMI REHAB, INC.

          CMS SPORTSMED CLINIC, INC.
               (formerly CMS Los Gatos, Inc.)
          CMS TOPEKA REHABILITATION, INC.
          CMS TRI-CITIES REHABILITATION HOSPITAL, INC.
          CMS TUSTIN REHABILITATION, INC.
          CMS WICHITA REHABILITATION, INC.
          CMS WORK-ABLE, INC.
          CMS WORK-ABLE OF PARAGOULD, INC.
          CMS WORKNET OF BATON ROUGE, INC.
          CMSI SYSTEMS OF TEXAS, INC.
          COLORADO OUTPATIENT CENTERS, INC.
               (formerly CMS Kokomo Rehabilitation, Inc.)
          COMPHEALTH, INC.
          COMPHEALTH MEDICAL STAFFING, INC.
          CONTINENTAL MEDICAL OF ARIZONA, INC.
          CONTINENTAL MEDICAL OF COLORADO, INC.
          CONTINENTAL MEDICAL OF KENTUCKY, INC.
          CONTINENTAL MEDICAL OF PALM BEACH, INC.
          CONTINENTAL MEDICAL SYSTEMS OF FLORIDA, INC.
          CONTINENTAL REHAB OF W.F., INC.
          CONTINENTAL REHABILITATION HOSPITAL OF ARIZONA, INC. ELIZABETHTOWN MANAGEMENT COMPANY, INC.
          FAIRFIELD REHABILITATION HOSPITAL, INC.
          FAIRLAND NURSING AND RETIREMENT HOME, INC.
          GREAT PLAINS REHABILITATION HOSPITAL, INC.
          HARTFORD REHABILITATION HOSPITAL, INC.
          HCA WESLEY REHABILITATION CLINIC OF LIBERAL, INC.
               (formerly CMS Chico Rehabilitation, Inc.)
          HCA WESLEY REHABILITATION HOSPITAL, INC. (SPECIFIED DEBT) HIALEAH CONVALESCENT CENTERS, INC.
          INDIANA OUTPATIENT CENTERS, INC.
          INNOVATIVE HEALTH ALLIANCES, INC.
               (formerly Memphis Rehabilitation Hospital, Inc.) K.C. REHABILITATION HOSPITAL, INC. (SPECIFIED DEBT) KANSAS OUTPATIENT CENTERS, INC.
          KENTFIELD HOSPITAL CORPORATION
          KOKOMO REHABILITATION HOSPITAL, INC.
          LOUISIANA OUTPATIENT CENTERS, INC.
          MANAGEMENT CARE THERAPY SERVICES, INC.
          MARYLAND REHABILITATION HOSPITAL, INC.
          MID-AMERICA OUTPATIENT CENTERS, INC.
               (formerly Pikeville Rehabilitation Hospital, Inc.) NEVADA REHABILITATION HOSPITAL, INC.
          NEW ALBANY REHABILITATION HOSPITAL, INC.
          NORTHEAST OKLAHOMA REHABILITATION HOSPITAL, INC.
          NORTH LOUISIANA REHABILITATION CENTER, INC.
               (SPECIFIED DEBT)
          NORTHEAST ARKANSAS REHABILITATION UNIT, INC.
          NORTHERN VIRGINIA REHABILITATION HOSPITAL, INC.
               (formerly Iliff Nursing Home, Inc.)
          ORANGE REHABILITATION HOSPITAL, INC.

          P.G. REHABILITATION HOSPITAL, INC.
          PALM SPRINGS REHABILITATION HOSPITAL, INC.
          PARK MANOR NURSING HOME, INC.
          PINELLAS-RODRIGUEZ REHABILITATIVE ASSOCIATES LIMITED, INC. PREMIER ANCILLARY SERVICES, INC.
               (formerly RMS Clinics, Inc.)
          PREMIER REHAB, INC.
               (formerly Pro-Rehab, Inc.) (SPECIFIED DEBT)
          PREMIER REHABILITATION MANAGEMENT, INC.
               (formerly Communi-Care/Pro Rehab Management, Inc.)
               (SPECIFIED DEBT)
          PREMIER REHABILITATION SERVICES, INC.
               (formerly Communi-Care of America, Inc.)
               (SPECIFIED DEBT)
          PRO THERAPY OF AMERICA, INC.
          PROFESSIONAL MANAGEMENT RESOURCES, INC.
          PROFESSIONAL THERAPY INTERNATIONAL, INC.
          PROFESSIONAL THERAPY STAFFING, INC.
          RCM MANAGEMENT COMPANY, INC.
          REHAB JOINT VENTURES, INC.
          REHAB RESOURCES, INC.
               (formerly Rehab America Management Services, Inc.) REHABILITATIVE ASSOCIATES, INC.
          REHABILITATION HOSPITAL OF COLORADO SPRINGS, INC. REHABILITATION HOSPITAL OF FORT WAYNE, INC.
          REHABILITATION HOSPITAL OF NEVADA-LAS VEGAS, INC.
               (formerly SR Sub, Inc.)
          REHABILITATION HOSPITAL OF PLANO, INC.
          REHABWORKS, INC.
          REHABWORKS OF CALIFORNIA, INC.
               (formerly California Therapy, Inc.)
          ROMANO REHABILITATION HOSPITAL, INC.
          SD ACQUISITION CORPORATION
          SD PARTNERS, INC.
          SAN BERNARDINO REHABILITATION HOSPITAL, INC.
          SELECTIVE REHABILITATIVE SERVICES, INC.
          SELECTREHAB, INC.
               (formerly CMS Unit Management, Inc.)
          SHERWOOD REHABILITATION HOSPITAL, INC.
          SIERRA PAIN AND OCCUPATIONAL REHABILITATION CENTER, INC.
               (formerly Coastal Empire Rehabilitation Hospital, Inc.) SOUTHEAST TEXAS REHABILITATION HOSPITAL, INC.
          TARRANT COUNTY REHABILITATION HOSPITAL, INC.
          TERRE HAUTE REHABILITATION HOSPITAL, INC.
          THE KELTON CORPORATION
          THE NURSING HOME AT CHEVY CHASE, INC.
          THE REHAB SOURCE, INC.
          TULSA REHABILITATION HOSPITAL, INC.
          TYLER REHABILITATION HOSPITAL, INC.

          WESTERN NEURO CARE, INC.
          WESTERN NEUROLOGIC RESIDENTIAL CENTERS, INC.
          WESTERN NEURO RESIDENTIAL, INC.
          WICHITA FALLS REHABILITATION HOSPITAL, INC.

          BEAUMONT REHAB ASSOCIATES LIMITED PARTNERSHIP
          (SPECIFIED DEBT)
          By: Southeast Texas Rehabilitation Hospital, Inc.,
              General Partner

          CENTRAL ARIZONA REHAB ASSOCIATES, L.P.
          By:  Central Arizona Rehabilitation Hospital, Inc.,
               General Partner

          CENTRAL ARKANSAS REHABILITATION ASSOCIATES, L.P.
          (SPECIFIED DEBT)
          By:  Sherwood Rehabilitation Hospital, Inc.,
               General Partner

          CENTRAL LOUISIANA REHAB ASSOCIATES, L.P.
          (SPECIFIED DEBT)
          By:  CMS Alexandria Rehabilitation, Inc.,
               General Partner

          CMS REHAB OF W.F., L.P. (SPECIFIED DEBT)
          By:  Continental Rehab of W.F., Inc.,
               General Partner

          CMS REHABILITATION CENTER OF SOUTH MIAMI
          (SPECIFIED DEBT)
          By:  CMS South Miami Rehab, Inc.,
               General Partner

          COLLIN COUNTY REHAB ASSOCIATES LIMITED PARTNERSHIP
          (SPECIFIED DEBT)
          By:  Rehabilitation Hospital of Plano, Inc.,
               General Partner

          HELMWOOD ASSOCIATES LIMITED PARTNERSHIP
          (SPECIFIED DEBT)
          By:  CMS Elizabethtown, Inc.,
               General Partner

          HOUSTON REHABILITATION ASSOCIATES
          (SPECIFIED DEBT)
          By:  Romano Rehabilitation Hospital, Inc.,
               General Partner

          KOKOMO REHABILITATION HOSPITAL, L.P.
          By:  Kokomo Rehabilitation Hospital, Inc.,
               General Partner

          LAKEVIEW REHABILITATION GROUP PARTNERS
          (SPECIFIED DEBT)
          By:  Continental Medical of Kentucky, Inc.,
               General Partner

          LIFELINES REHABILITATION SERVICES
          (SPECIFIED DEBT)
          By:  Rehab Joint Ventures, Inc.,
               General Partner

          MARYLAND REHAB ASSOCIATES, L.P.
          By:  Maryland Rehabilitation Hospital, Inc.,
               General Partner

          NORTHEAST OKLAHOMA REHAB ASSOCIATES, L.P.
          By:  Northeast Oklahoma Rehabilitation Hospital,
               Inc.,  General Partner

          NORTHWEST ARKANSAS REHABILITATION ASSOCIATES
          (SPECIFIED DEBT)
          By:  CMS Fayetteville Rehabilitation, Inc.,
               General Partner

          PHYSICAL THERAPY AND SPORTS MEDICINE CENTER PARTNERSHIP
          (SPECIFIED DEBT)
          By:  Pro Therapy of America, Inc.,
               General Partner

          PRIDE/BRAINTREE JOINT VENTURE
          By:  Braintree Rehabilitation Ventures, Inc.,
               General Partner

          REHAB HOSPITAL OF FORT WAYNE GENERAL PARTNERSHIP
          (SPECIFIED DEBT)
          By:  Rehabilitation Hospital of Fort Wayne, Inc.

          REHABILITATION HOSPITAL OF NEVADA-LAS VEGAS, L.P.
          By:  Rehabilitation Hospital of Nevada-Las Vegas, Inc.,
               General Partner

          RENO REHAB ASSOCIATES, LIMITED PARTNERSHIP
          By:  Nevada Rehabilitation Hospital, Inc.,
               General Partner

          SAN BERNARDINO REHABILITATION HOSPITAL
          (SPECIFIED DEBT)
          By:  San Bernardino Rehabilitation Hospital, Inc.,
               General Partner

          SAN DIEGO HEALTH ASSOCIATES LIMITED PARTNERSHIP
          By:  SD Acquisition Corporation,
               General Partner

          SAN DIEGO REHAB LIMITED PARTNERSHIP
          (SPECIFIED DEBT)
          By:  San Diego Rehabilitation Associates,
               General Partner
               By:  CMS San Diego Rehab, Inc.,
                    General Partner

          SAN DIEGO REHABILITATION ASSOCIATES
          (SPECIFIED DEBT)
          By:  CMS San Diego Rehab, Inc.,
               General Partner

          SAN JOAQUIN VALLEY REHABILITATION HOSPITAL,
          A DELAWARE LIMITED PARTNERSHIP
          (SPECIFIED DEBT)
          By:  Orange Rehabilitation Hospital, Inc.,
               General Partner

          SOUTH DADE NURSING HOME, LTD.,
          (SPECIFIED DEBT)
          By:  Continental Medical Systems of Florida, Inc.,
               General Partner

          SOUTHERN ARIZONA REGIONAL REHABILITATION HOSPITAL, L.P.
          (SPECIFIED DEBT)
          By: Continental Rehabilitation Hospital of Arizona, Inc., General Partner

          SPORTSMED ASSOCIATES (SPECIFIED DEBT)
          By:  CMS Sportsmed Clinic, Inc.,
               General Partner

          TERRE HAUTE REGIONAL REHABILITATION HOSPITAL, L.P.
          (SPECIFIED DEBT)
          By:  Terre Haute Rehabilitation Hospital, Inc.,
               General Partner

          TRI-CITIES REHABILITATION HOSPITAL, L.P.
          (SPECIFIED DEBT)
          By:  CMS Tri-Cities Rehabilitation Hospital, Inc.,
               General Partner

          TULSA REHAB HOSPITAL, L.P.
          By:  Tulsa Rehabilitation Hospital, Inc.,
               General Partner

          TYLER REHAB ASSOCIATES, L.P.
          (SPECIFIED DEBT)
          By:  Tyler Rehabilitation Hospital, Inc.,
               General Partner



     By:  /s/ Dennis L. Lehman
          ------------------------------------------
          Dennis L. Lehman, Vice President



          ACMED THERAPY TECHNOLOGIES CORP.
          CHS THERAPY TECHNOLOGIES CORP.
          CMS CAPITAL VENTURES, INC.
          CMS REHAB TECHNOLOGIES CORP.
          COA THERAPY TECHNOLOGIES CORP.
          REHAB CONCEPTS CORP.
          RWI THERAPY TECHNOLOGIES CORP.
          VTA THERAPY TECHNOLOGIES CORP.
               (formerly CMS Appleton Rehabilitation, Inc.)


     By:  /s/ William L. Pegler
          ---------------------------------------------
          William L. Pegler, Vice President



          KANSAS REHABILITATION HOSPITAL, INC.
               (SPECIFIED DEBT)


     By:  /s/ Anthony F. Misitano
          ----------------------------------------------
          Anthony F. Misitano, Vice President



          CMS SAN DIEGO SURGICAL, INC.


     By:  /s/ David G. Nation
          ----------------------------------------------
          David G. Nation, Vice President

          CMS PHYSICIAN SERVICES, INC.
               (formerly CMS Washington Rehabilitation, Inc.)
          ENCOMPUS, INC.
          KRON CLINICAL SERVICES, L.P.
          (SPECIFIED DEBT)
          By:  CMS Physician Services, Inc.,
               General Partner
          VTA MANAGEMENT SERVICES, INC.


     By:  /s/ Dennis L. Lehman
          ----------------------------------------------------
          Dennis L. Lehman, Treasurer



          LAFAYETTE REHABILITATION HOSPITAL, INC.,
               (formerly New Bern Rehabilitation Hospital, Inc.)


     By:  /s/ Edward T. Stinson
          -----------------------------------------------------
          Edward T. Stinson, President